UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2007
TOLLGRADE COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	000-27312	25-1537134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
493 Nixon Road
Cheswick, Pennsylvania 15024
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (412) 820-1400
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Declassification of Board
On January 23, 2007, the Board of Directors approved an amendment to Tollgrade Communications, Inc.’s (the “Company”) Articles of Incorporation (“Articles”) to declassify the Board of Directors of the Company. The Board directed that this amendment be submitted to the shareholders of the Company for approval at the Annual Meeting of Shareholders to be held on May 16, 2007 (the “Annual Meeting”), and if approved, a corresponding amendment to Sections 4.03(d), 4.04(a) and 4.05(a) of the Company’s Amended and Restated Bylaws (the “Bylaws”) be approved. At the Annual Meeting, the shareholders approved this amendment to the Articles. The amendments to the Articles and Bylaws relating to declassification of the Board are effective upon the filing of Articles of Amendment with the Pennsylvania Department of State.
Direct Registration System
In addition on May 16, 2007, the Board of Directors of the Company approved an amendment to the Company’s Articles to add a new Section 5 and amendments to Article VI of the Company’s Bylaws to allow for the issuance of uncertificated shares of the Company. By being able to issue uncertificated shares, the Company may participate in the Direct Registration System, which is currently administered by The Depository Trust Company. The Direct Registration System allows a shareholder to have securities registered in his or her name without the issuance of physical certificates and allows a shareholder to electronically transfer securities to broker-dealers in order to effect transactions without the risk and delays associated with transferring physical certificates. The amendments to the Articles and Bylaws relating to the issuance of uncertificated shares are effective upon the filing of Articles of Amendment with the Pennsylvania Department of State.
On May 17, 2007, the Company sent Articles of Amendment with respect to the declassification of the Board and the issuance of uncertificated shares to be filed with the Pennsylvania Department of State.
The above described amendments to the Articles are filed as Exhibit 3.1 and incorporated herein by reference. The above described amendments to the Bylaws are filed, as amended, as Exhibit 3.2 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(c) Exhibits

Exhibit No.	Description of Exhibit

3.1	Amendment to Articles, filed herewith

3.2	Bylaws, as amended, filed herewith

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLLGRADE COMMUNICATIONS, INC.

Dated: May 21, 2007	By:	/s/ Sara M. Antol

Sara M. Antol General Counsel and Secretary